UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2025

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39509	36-4883909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Trapelo Road
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 786-8230

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DYN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025 (the “Closing Date”), Dyne Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), in its capacity as administrative agent and collateral agent (the “Agent”) and as a lender, and certain other financial institutions that from time to time become parties to the Loan Agreement as lenders (collectively, the “Lenders”). The Loan Agreement provides for term loans in an aggregate principal amount of up to $275.0 million under multiple tranches (the “Term Loans”), available as follows: (i) an initial term loan tranche funded on the Closing Date in aggregate principal amount of $100.0 million (the “Initial Tranche”); (ii) subject to the achievement of specified clinical, regulatory and commercial milestones, three additional term loan tranches totaling up to $115.0 million; and (iii) subject to approval by the Lenders’ investment committee in their discretion, a final term loan tranche of up to $60.0 million.

All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on July 1, 2030 (the “Maturity Date”). The outstanding principal balance of the Term Loans bears interest at a floating interest rate per annum equal to the Wall Street Journal prime rate, subject to a floor of 7.50%, plus 2.45%. Accrued interest on the outstanding Term Loans is payable monthly. The Company may make payments of interest only until July 1, 2028, which interest only period may be extended until the Maturity Date upon the achievement of specified clinical, regulatory and commercial milestones. At the end of the interest only period, the Company is required to begin repayment of the outstanding principal of the Term Loans in equal monthly installments (or, in a single installment, if the interest-only period has been extended to the Maturity Date).

As collateral for the obligations under the Loan Agreement, the Company has granted to the Agent, for the benefit of the Lenders, a first-priority security interest in substantially all of its property, inclusive of intellectual property, subject to customary permitted liens and other exceptions set forth in the Loan Agreement.

The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including a minimum cash covenant (the “Minimum Cash Covenant”) requiring the Company to maintain specified levels of cash in accounts subject to a control agreement in favor of the Agent (“Qualified Cash”) during the period commencing on April 1, 2026 (or January 1, 2027 if the Company has raised at least $350.0 million of cumulative net cash proceeds between June 4, 2025 and December 15, 2026 from the issuance of equity or indebtedness or payments under certain royalty or license transactions). The Minimum Cash Covenant will initially be set at 60% of the then outstanding principal balance of the Term Loans, is subject to adjustment and will not be tested at any time when the Company’s market capitalization is greater than $1.65 billion. The Company is also required to maintain minimum net product revenue from the sale of DYNE-101 and DYNE-251 starting nine months after U.S. Food and Drug Administration approval of DYNE-101 or DYNE-251 (the “Minimum Revenue Covenant”) if the outstanding principal balance of the Term Loans exceed $100.0 million. The Minimum Revenue Covenant will not be tested for any month to the extent that for each day during such month either (i) Qualified Cash is at least 100% of the Company’s outstanding obligations under the Loan Agreement or (ii) the Company’s market capitalization is greater than $1.65 billion and Qualified Cash is at least 50% of the Company’ outstanding obligations under the Loan Agreement. Certain negative covenants under the Loan Agreement limit the ability of the Company, among other things, to incur future debt, grant liens, make investments, make acquisitions, distribute dividends and sell assets, subject in each case to certain exceptions.

Upon the occurrence of an event of default, including the failure by the Company to comply with the covenants under the Loan Agreement or the occurrence of a material adverse effect on the business, operations, properties, assets or financial condition of the Company, in each case subject to certain exceptions, and subject to any specified cure periods, all amounts owed by the Company under the Loan Agreement may be declared immediately due and payable by the Agent, and the Agent may foreclose on collateral.

The Loan Agreement requires the Company to pay closing fees, prepayment penalties and an end-of-term charge equal to 5.5% of the amount of Term Loans borrowed, which amount is due at the earlier of prepayment or the Maturity Date. A prepayment penalty applies to any prepayment of the Term Loans prior to the Maturity Date equal to (i) 2.0% of the principal amount prepaid if the prepayment occurs on or prior to the first anniversary of the Closing Date, (ii) 1.5% of the principal amount prepaid if the prepayment occurs after the first anniversary and on or prior to the second anniversary of the Closing Date, and (iii) 0.75% of the principal amount prepaid if the prepayment occurs after the second anniversary through the day before the Maturity Date.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1+	Loan and Security Agreement, dated as of June 27, 2025, by and among the Company, Hercules Capital Inc., in its capacity as administrative agent and collateral agent for the lenders, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNE THERAPEUTICS, INC.

Date: June 30, 2025	By:	/s/ John G. Cox
	Name:	John G. Cox
	Title:	President and Chief Executive Officer